                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                                                 NINE
                                 THREE MONTHS ENDED           MONTHS ENDED
                                    SEPTEMBER 30,            SEPTEMBER 30,
                               -----------------------  -----------------------
                                  1997        1996         1997        1996
                               ----------- -----------  ----------- -----------
                                       (MILLIONS EXCEPT SHARE AMOUNTS)
COMPUTATION FOR STATEMENTS OF
 INCOME
  Earnings Per Share (average
   shares outstanding):
    Income from continuing
     operations..............  $       105 $        76  $       285 $       254
    Income from discontinued
     operations, net of
     income tax..............           --          40           --         518
    Extraordinary loss, net
     of income tax...........           --          (1)          --          (1)
                               ----------- -----------  ----------- -----------
    Net income...............          105         115          285         771
    Preferred stock
     dividends...............           --           2           --           7
                               ----------- -----------  ----------- -----------
    Net income to common
     stock...................  $       105 $       113  $       285 $       764
                               =========== ===========  =========== ===========
    Average shares of common
     stock outstanding(a)....  170,081,544 170,365,089  170,516,035 170,418,046
                               =========== ===========  =========== ===========
    Earnings per average
     share of common stock:
      Continuing operations..  $       .62 $       .45  $      1.67 $      1.49
      Discontinued
       operations............           --         .22           --        3.00
      Extraordinary loss.....           --        (.01)          --        (.01)
                               ----------- -----------  ----------- -----------
                               $       .62 $       .66  $      1.67 $      4.48
                               =========== ===========  =========== ===========
ADDITIONAL COMPUTATIONS(B)
  Net income to common stock,
   per above.................  $       105 $       113  $       285 $       764
                               =========== ===========  =========== ===========
  Primary Earnings Per Share
   (including common stock
   equivalents):
    Average shares of common
     stock outstanding(a)....  170,081,544 170,365,089  170,516,035 170,418,046
    Incremental common shares
     applicable to common
     stock options based on
     the common stock daily
     average market price
     during the period.......      883,202     210,701      450,480     462,904
    Incremental common shares
     applicable to
     performance units based
     upon the attainment of
     specified goals.........       82,398      88,125       82,398      88,125
                               ----------- -----------  ----------- -----------
    Average common shares, as
     adjusted................  171,047,144 170,663,915  171,048,913 170,969,075
                               =========== ===========  =========== ===========
    Earnings per average
     share of common stock
     (including common stock
     equivalents):
      Continuing operations..  $       .62 $       .45  $      1.67 $      1.48
      Discontinued
       operations............           --         .22           --        2.99
      Extraordinary loss.....           --        (.01)          --        (.01)
                               ----------- -----------  ----------- -----------
                               $       .62 $       .66  $      1.67 $      4.46
                               =========== ===========  =========== ===========
  Fully Diluted Earnings Per
   Share:
    Average shares of common
     stock outstanding(a)....  170,081,544 170,365,089  170,516,035 170,418,046
    Incremental common shares
     applicable to common
     stock options based on
     the more dilutive of the
     common stock ending or
     average market price
     during the period.......    1,057,932     233,326    1,057,932     550,364
    Incremental common shares
     applicable to
     performance units based
     upon the attainment of
     specified goals.........       82,398      88,125       82,398      88,125
                               ----------- -----------  ----------- -----------
    Average common shares
     assuming full dilution..  171,221,874 170,686,540  171,656,365 171,056,535
                               =========== ===========  =========== ===========
    Fully diluted earnings
     per average share,
     assuming conversion of
     all applicable
     securities:
      Continuing operations..  $       .62 $       .45  $      1.66 $      1.48
      Discontinued
       operations............           --         .22           --        2.99
      Extraordinary loss.....           --        (.01)          --        (.01)
                               ----------- -----------  ----------- -----------
                               $       .62 $       .66  $      1.66 $      4.46
                               =========== ===========  =========== ===========
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NOTES:
(a) In 1992, 12,000,000 shares of common stock were issued to the Tenneco Inc.
    Stock Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. For the three months and nine months ended September 30, 1996, the SECT utilized 1,123,648 and
    4,358,084 shares, respectively. At December 31, 1996, all shares had been utilized.
(b) These calculations are submitted in accordance with Securities and
    Exchange Commission requirements although not required by Accounting
    Principles Board Opinion No. 15 because they result in dilution of less than 3%.